UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2016

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-02783-S	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 17, 2016, the Amended and Restated Articles of Incorporation of Sigma Labs, Inc. (the "Company") were amended pursuant to a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) 78.209 (the “Certificate of Change”) filed with the Nevada Secretary of State. The Certificate of Change provided for both a reverse stock split of the outstanding shares of the Company's common stock on a 1-for-100 basis (the “Stock Split”), and a corresponding decrease in the number of shares of the Company's common stock that the Company is authorized to issue (the “Share Decrease”).

As a result of the Stock Split, the Company's issued and outstanding shares of common stock decreased from 622,969,835 pre-Stock Split shares to 6,229,710 post-Stock Split shares. Pursuant to the Share Decrease, the number of authorized shares of the Company's common stock has decreased from 750,000,000 to 7,500,000 shares of common stock. Any fractional shares resulting from the Stock Split were rounded up to the nearest whole share of common stock. The foregoing actions were duly approved by the Company's Board of Directors, without stockholder approval, pursuant to the NRS.

The Company's ticker symbol will remain unchanged (although a fifth-letter identifier "D" has been appended to indicate the completion of the Stock Split; after a 20 business-day period following the effective date of the Stock Split, the Company's ticker symbol will revert to "SGLB"). The Company’s common stock will trade under a new CUSIP number. A copy of the Certificate of Change is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On March 21, 2016, the Company issued a press release regarding the Stock Split.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Change Pursuant to NRS 78.209.
99.1	Press Release of Sigma Labs, Inc., dated March 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 21, 2016	SIGMA LABS, INC.

		By:	/s/ Mark Cola
			Name:	Mark Cola
			Title:	President and Chief Executive
Officer